Exhibit 99.1

AVEANNA HEALTHCARE HOLDINGS ANNOUNCES AGREEMENT

TO EXTEND ITS REVOLVING CREDIT FACILITY

Atlanta, Georgia (October 4, 2024) – Aveanna Healthcare Holdings Inc. (“Aveanna”) (NASDAQ: AVAH), a leading provider of care in the home to pediatric, adult, and geriatric patients, announced that it has amended its First Lien Credit Agreement’s revolving credit facility to extend the revolving credit facility's maturity date to April 2028. Additionally, the amendment provides that effective immediately the maximum borrowing availability under the Revolver is $170.33 million through the unamended maturity date in April 2026 and then immediately following the unamended maturity date in April 2026, the maximum borrowing availability under the Revolver will be $148.85 million.

Matt Buckhalter, Chief Financial Officer of Aveanna, stated, “We are pleased to extend the maturity date of this credit facility with our banking partners. The revolving credit facility provides us ample liquidity for our business to both invest in growth and continue delivering the highest quality of value-based care in the home. We remain confident in our balance sheet, and we thank our credit partners for their trust in us.”

Additional information may be found in the Company’s Current Report on Form 8-K filed today with the Securities and Exchange Commission. The company is scheduled to report its third quarter earnings on Thursday, November 7, 2024.

Investor Contact

Matt Buckhalter
Chief Financial Officer
Ir@aveanna.com

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements (other than statements of historical facts) in this press release regarding our prospects, plans, financial position, business strategy and expected financial and operational results may constitute forward-looking statements. Forward-looking statements generally can be identified by the use of terminology such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should,” “would,” “predict,” “project,” “potential,” “continue,” “could,” “design,” or the negatives of these terms or variations of them or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, such as our ability to successfully execute our growth strategy, including through organic growth and the completion of acquisitions, effective integration of the companies we acquire, unexpected costs of acquisitions and dispositions, the possibility that expected cost synergies may not materialize as expected, the failure of Aveanna or the companies we acquire to perform as expected, estimation inaccuracies in revenue recognition, our ability to drive margin leverage through lower costs, unexpected increases in SG&A and other expenses, changes in reimbursement, changes in government regulations, changes in Aveanna’s relationships with referral sources, increased competition for Aveanna’s services or wage inflation, the failure to retain or attract employees, changes in the interpretation of government regulations or discretionary determinations made by government officials, uncertainties regarding the outcome of rate discussions with managed care organizations and our ability to effectively collect our cash from these organizations, changes in the case-mix of our patients, as well as the payor mix and payment methodologies, legal proceedings, claims or governmental inquiries, our ability to effectively collect and submit data required under Electronic Visit Verification regulations, our ability to comply with the terms and conditions of the CMS Review Choice Demonstration program, our ability to effectively implement and transition to new electronic medical record systems or billing and collection systems, a failure to maintain the security and functionality of our information systems or to defend against or otherwise prevent a cybersecurity attack or breach, changes in tax rates, our substantial indebtedness, the impact of adverse weather, the impact to our business operations, and other risks set forth under the heading “Risk Factors” in Aveanna’s Annual Report on Form 10-K for its 2023 fiscal year filed with the Securities and Exchange Commission on March 14, 2024, which is available at www.sec.gov. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may prove to be incorrect or imprecise. Accordingly, forward-looking statements included in this press release do not purport to be predictions of future events or circumstances, and actual results may differ materially from those expressed by forward-looking statements. All forward-looking statements speak only as of the date made, and Aveanna undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Aveanna Healthcare

Aveanna Healthcare is headquartered in Atlanta, Georgia and has locations in 33 states providing a broad range of pediatric and adult healthcare services including nursing, rehabilitation services, occupational nursing in schools, therapy services, day treatment centers for medically fragile and chronically ill children and adults, home health and hospice services, as well as delivery of enteral nutrition and other products to patients. The Company also provides case management services in order to assist families and patients by coordinating the provision of services between insurers or other payers, physicians, hospitals, and other healthcare providers. In addition, the Company provides respite healthcare services, which are temporary care provider services provided in relief of the patient’s normal caregiver. The Company’s services are designed to provide a high quality, lower cost alternative to prolonged hospitalization. For more information, please visit www.aveanna.com.